          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                SUPPLY AGREEMENT

BY AND BETWEEN

SYNTHELABO GROUPE, a French Company having its legal office at 22, Avenue Galilee - 92350 Le Plessis-Robinson (France)

hereinafter referred to as SYNTHELABO

AND

PENWEST PHARMACEUTICALS CO., a Washington State corporation having its legal office at 2981 Route 22, Patterson, New York 12563 (USA)

hereinafter referred to as PPC

                                   WITNESSETH

WHEREAS,

A) LEIRAS OY, Pansointie 45-47, 20210 TURKU - FINLAND (hereinafter called "LEIRAS") has developed and is in possession of a medical product containing Oxybutynin as active ingredient and called Cystrin, and is the proprietor of valuable know-how, data, skills and other information in relation thereto.

B) PPC is the owner of TIMERx Controlled Release System and certain patents pertaining thereto.

C) LEIRAS and PPC have cooperated in a "Development Programme" whereby PPC developed a slow-release tablet/slow release tablet formulation for LEIRAS' Cystrin product, adjusting the TIMERx Controlled Release System and have cooperated in the development and formulation of the Oxybutynin-TIMERx product, which programme is now completed.

D) PPC and LEIRAS agreed that PPC shall supply SYNTHELABO with the TIMERx Controlled Release System to enable SYNTHELABO to manufacture the slow release formulation of LEIRAS' Cystrin product, hereinafter the PRODUCT. PPC and SYNTHELABO have, concurrently with this Agreement entered into a License Agreement regarding the licensing to SYNTHELABO of certain rights under certain

     PPC patents (the "PATENT RIGHTS") and other rights as they relate to the manufacture and sale of the PRODUCT (the "License Agreement").

E) The parties also wish to enter into arrangements for the manufacture and supply of above said product on the basis of the terms and conditions set out below.

NOW THEREFORE, the parties agree as follows

ARTICLE 1: DEFINITIONS

The terms defined in this article shall, for all purposes of this Agreement, have the meanings specified in this Article 1 (applicable both to the singular and the plural forms).

1.1  AGREEMENT: shall mean this document and all attachments or exhibits.

1.2 SUBSIDIARY: shall mean any corporation or other business entity of which at least fifty percent (50%) of the total voting rights is owned by SYNTHELABO.

1.3 CALENDAR YEAR: shall mean each consecutive twelve-month period beginning January 1st, and ending December 31st.

1.4 OXYBUTYNIN: shall mean Oxybutynin and its pharmaceutically acceptable salts, enantiomers and active metabolites.

1.5 TIMERx: shall mean the slow-release system developed by PPC and whose specifications are set out in the Appendix 1 hereinafter attached.

1.6 PRODUCT: shall mean the final slow-release tablet dosage form of LEIRAS' Cystrin medical product with Oxybutynin as active ingredient using the TIMERx Controlled Release System referred to in item C) in the WHEREAS section of this Agreement and containing 10mg of Oxybutynin and corresponding in all respects with the specifications as defined in Appendix 1 attached hereto (which is the same as ANNEX A to the License Agreement).

1.7 TERRITORY: shall mean the TERRITORY defined in ANNEX C to the License Agreement.

1.8 PPC MANUFACTURING TECHNOLOGY: shall have the meaning defined in the License Agreement.

1.9  HEALTH REGISTRATION: shall have the meaning defined in the License
     Agreement.

References to Sections, Clauses, and Appendices, are to Sections, Clauses, and
           Appendices of this Agreement, except where noted otherwise.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

ARTICLE 2: SUBJECT

2.1  SYNTHELABO entrusts PPC with the manufacture of the TIMERx.

2.2 PPC shall supply SYNTHELABO with such quantities of said TIMERx as the latter shall order.

2.3 TIMERx shall be supplied in the form detailed in Appendix 1 hereinafter attached.

2.4  The manufacturing operations are:

o reception, storage of raw materials and packaging, material of the TIMERx,

o         manufacturing and packaging of the TIMERx,

o         control and/or identification of raw materials, packaging material,

o         packing and storage of the TIMERx as defined in Appendix 4 hereinafter attached.

ARTICLE 3: EXCLUSIVITY

SYNTHELABO understands and agrees that a consistent source of the TIMERx from a supplier with the know-how and rights to make it is essential to the successful production of the PRODUCT, and accordingly SYNTHELABO agrees to obtain all of its and its Subsidiaries' requirements of supplies of the TIMERx from PPC exclusively throughout the duration of this Agreement, except only as provided in Clause 14.2 below and in Section 2)B) of the License Agreement.

ARTICLE 4: QUANTITIES - PLANNING

At least [**] before the end of each year, SYNTHELABO shall communicate to PPC its annual forecasts for each of the [**].

ARTICLE 5: FORECASTS AND ORDERS

5.1 At least [**] before the end of each year, SYNTHELABO shall confirm the forecast for the following year, such forecast being calculated, and being shown to be calculated, on a month-by-month basis.

     On the 10th of each month M, SYNTHELABO shall place with PPC its firm orders for the month [**].

     The minimum quantities of each TIMERx to be ordered on each occasion are set out in Appendix 2 hereinafter.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5.2 A firm order will be considered to have been accepted by PPC unless it informs SYNTHELABO by courier, [**] of SYNTHELABO's order, of a change in the delivery dates. Saturdays and Sundays are excluded in calculating this [**] period.

5.3 While this Agreement remains in force, all orders for the months [**] and all [**], shall correspond to delivery obligations for PPC and removal obligations for SYNTHELABO.

ARTICLE 6: SUPPLY AND CONTROL

All the raw materials, packaging materials and packaging necessary for PPC to manufacture the TIMERx will be supplied, controlled and identified (according to Appendix 4) by PPC at its facilities in the course of its activities in connection with this Agreement.

ARTICLE 7: STOCK

The raw materials and packaging materials shall be stored by PPC under its sole responsibility, prior to delivery of the final PRODUCT.

PPC is also solely responsible for the safe storage of the TIMERx prior to delivery of the final PRODUCT.

PPC therefore commits itself to storing in appropriate conditions the raw materials, packaging materials and TIMERx, taking all necessary precautions to ensure that the same do not suffer any damage, disintegration or alteration, in accordance with Good Manufacturing Practices and the European Guide.

ARTICLE 8: MANUFACTURING AND TIMERx QUALITY

8.1 PPC or its contractor will manufacture and package the TIMERx in the factory of Boehringer Ingelheim in Ridgefield, Connecticut, USA. No change in the manufacturing factory will take place without written notice to SYNTHELABO by PPC.

8.2 PPC undertakes to manufacture and package the TIMERx according to the PPC MANUFACTURING TECHNOLOGY and the applicable specifications.

     PPC undertakes to control raw materials, packaging materials and TIMERx according to the techniques and instructions for analysis in accordance with the specifications.

     PPC shall follow the current Good Manufacturing Practices in effect in the U.S. and the European Guide, especially the chapter 7 of this Guide.

     PPC hereby warrants that the TIMERx sold or to be sold to SYNTHELABO hereunder will meet, at the time of shipment and receipt by SYNTHELABO thereof, the specifications attached hereto in Appendix 1 and incorporated herein by this reference. PPC also warrants that (i) it will, at the time of shipment and receipt thereof, have a good and marketable (subject, however, to SYNTHELABO's obtaining any required health or other governmental regulatory licenses or permissions) title to the TIMERx sold to SYNTHELABO and (ii) all TIMERx sold hereunder shall, on the date of shipment and receipt, not be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, and not be an article which may not, under the provisions of
     Section 404 or 505 of the said act, be introduced into interstate commerce. All sales of TIMERx shall be F.O.B. Patterson, New York (Incoterms 1990).

8.3 SYNTHELABO or its representative (expressly designated by SYNTHELABO) has the right to verify at any time that the manufacture of the TIMERx is being carried out in the proper manner in accordance with GMP and the European Guide, but shall not, in doing so, have any right to view or learn any confidential portions of the PPC MANUFACTURING TECHNOLOGY (unless and until Section 2)B) of the License Agreement becomes effective). To this end, PPC agrees to allow SYNTHELABO or such designate to have access to the manufacturing and control areas, to take samples and in general to inspect the relevant manufacturing operations, no more often than once every year (unless more frequent visits are required due to persistent quality problems), and upon at least 90 days' prior written notice to PPC.

     PPC shall allow personnel from SYNTHELABO's Department of Quality Assurance to investigate PPC's production unit and control laboratory no more often than once every year (unless more frequent visits are required due to persistent quality problems), and provided that SYNTHELABO gives at least 90 days' advance written warning.

8.4 A Quality Agreement: SYNTHELABO may request PPC to sign a Quality Charter and PPC shall not unreasonably refuse to sign.

8.5 PPC shall provide SYNTHELABO for each lot of TIMERx with the documents and samples specified in Appendix 4.

     SYNTHELABO reserves the right to reject any batch which does not conform to the corresponding specifications in Appendix 1 or Appendix 4. In this event, provided it has SYNTHELABO's written approval, PPC can then recover at PPC's expense the relevant raw materials, packaging materials and added value.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

     SYNTHELABO will be considered to have accepted without reserve a given batch if it has made no written objection [**] of the batch being delivered by PPC.

8.6 In the event of the parties agreeing in writing that a batch does not conform to the specifications, PPC shall at its own expense, [**] days thereafter, either replace the relevant batch or use the recovered materials to manufacture a replacement batch (as provided for in Article
     8.5 above).

8.7 In the event of a dispute as to the acceptance of a batch, the parties agree to discuss the problem with a view to finding an amicable solution.

     To the extent that the dispute cannot be resolved amicably, the issue shall be referred to an independent expert nominated by one party and to whom the other party does not object.

     If the parties are not able to agree on an expert within two (2) months of a party's objection, an independent expert will be appointed under the rules the London Court of Commercial Arbitration after request by one of the parties.

     The expert so appointed will determine whether or not the TIMERx concerned conforms with the specifications (including without limitation the applicable procedures for analytical control as set forth in the specifications) and the other requirements set forth or referred to in this Agreement, and whether the manufacturing conditions have been properly followed, having particular regard to the file provided by PPC for each TIMERx batch number.

     The parties agree here and now to accept whatever conclusion is reached by the expert. If the expert considers the TIMERx to be clearly defective, all his fees and expenses will be paid for by PPC, which party shall also be bound to reimburse whatever sums SYNTHELABO has already paid for the defective batch.

     If the expert considers the TIMERx to the clearly not defective, all his fees and expenses will be paid for by SYNTHELABO.

     The party taking in charge the destruction of the TIMERx will send to the other party a certificate of destruction with the following:

o          name of the TIMERx

o          batch number

o          quantity

o          name of the company who has destroyed the TIMERx.

8.8 PPC shall defend, indemnify and hold SYNTHELABO harmless from and against all financial liability arising from any claim or action brought against SYNTHELABO by a third party for personal harm resulting from a defect in the TIMERx that causes it to be out of conformity with the applicable specifications; provided that SYNTHELABO shall provide PPC with written notice of any claim or action within ten (10) days of its receipt thereof, and shall afford PPC the right to control the defense and settlement of such claim or action. Additionally, SYNTHELABO shall provide reasonable assistance to PPC in the defense of such claim or action.

8.9 Nevertheless, PPC declines all responsibility arising from the use of the TIMERx otherwise than in accordance with the specifications of the Quality Charter, and shall not be liable for any claim, loss or damage whatsoever arising from such use. SYNTHELABO shall provide to PPC and its suppliers defense and indemnity, on terms similar to those in Clause 8.8, for all financial liability arising from any claim or action brought against PPC or such suppliers by a third party resulting from any aspect of the PRODUCT or its marketing or use that is not due to a defect in the TIMERx that causes it to be out of conformity with the applicable specifications.

8.10 Each party shall take out insurance in accordance with industry standards to cover all such risks and shall at the other party's request communicate the details of such insurance coverage to such other party.

ARTICLE 9: DELIVERY CONDITIONS

9.1 TIMERx shall be delivered FOB Patterson N.Y., and SYNTHELABO shall arrange for shipment at its risk and expense.

9.2 PPC will deliver the TIMERx packaged and labeled in accordance with Appendix 4. Each delivery must be accompanied by the documents listed in Appendix 4. It is agreed that the ownership of the TIMERx passes upon delivery at the FOB point.

ARTICLE 10: PRICE

The sale price of the TIMERx, conditions of payment and formula for revision of the price are defined in Appendix 3 hereafter.

ARTICLE 11: PERSONNEL FEES AND EXPENSES

If at any time and for any reason any personnel of PPC or any contractors to PPC are requested by SYNTHELABO or LEIRAS to travel outside the area of Patterson, N.Y. in whole or in part for the benefit of SYNTHELABO, or to devote time in or outside the Patterson area specifically to the needs of SYNTHELABO or to any technology transfers called for hereunder, SYNTHELABO shall pay, or shall cause LEIRAS to pay, PPC for all reasonable expenses associated with such travel, plus a per diem fee equal to PPC's then-current charges for such personnel.

ARTICLE 12: REGULATORY COMPLIANCE

12.1 Each party agrees to make to the relevant Authorities such declarations as are necessary to comply with pharmaceutical law, it being understood and agreed that obtaining and maintaining all HEALTH REGISTRATION shall be the responsibility of SYNTHELABO or LEIRAS, at its or their expense.

12.2. Any term of this Agreement that does not comply with the law regulating the pharmaceutical profession must be modified accordingly within the shortest possible time.

ARTICLE 13: TERM

13.1 This Agreement shall commence with effect from the date hereof and, unless terminated earlier pursuant to Clause 13.2 or 14, shall continue until the last effective and enforceable date of any of the patents listed in Appendix 5 hereinafter attached which the parties anticipate will be March 4, 2014; provided, however, that this Agreement will in any event terminate, on a nation by nation basis, upon the termination or expiration of the License Agreement, if it has not already done so.

13.2 If one party (hereinafter called "the Defaulting Party"):

     13.2.1. is in the material breach of its obligations under this Agreement, or

     13.2.2. becomes insolvent or enters into liquidation (other than as a party of a scheme for solvent reconstruction or amalgamation) or makes assignment for the benefit of its creditors generally or has a receiver or administrative receiver appointed of all or any of its assets or if any event analogous to the foregoing shall occur of the Defaulting Party in any jurisdiction where that party is resident or carries on business, or

     13.2.3. is unable by reason of the events and circumstances referred to in Clause 8 to perform its obligations hereunder for a continuous period of six (6) months,

     the other party may at any time thereafter by notice in writing to the Defaulting Party require the Defaulting Party to withdraw from this Agreement provided that, in the case of breach capable of remedy, the Defaulting Party shall have sixty (60) days from the date of such notice to remedy the breach and, if the breach is remedied within such period, the notice shall not take effect.

ARTICLE 14: TERMINATION

14.1 In the event of one of the parties being in breach of this Agreement, the non-defaulting party may give notice to the Defaulting Party of the breach and indicate its intention to terminate the Agreement if the breach is not remedied within sixty (60) days of the notice.

14.2 SYNTHELABO may terminate the Agreement and cause Section 2)B) of the License Agreement to become applicable, as provided in such Section 2)B), in the following circumstances:

     a) PPC is prevented from providing the TIMERx to PPC by reason of legal, administrative, regulatory or judicial decision lasting for more than 60 days,

     c) repeated failure of PPC to meet the delivery dates such that PPC fails, over a continuing period of sixty days, to supply SYNTHELABO with its and its Subsidiaries' requirements of TIMERx, or

     d) the quality of the TIMERx provided by PPC is persistently out of conformance with the specifications, such that PPC fails, over a continuing period of sixty days, to supply SYNTHELABO with its and its Subsidiaries' requirements of TIMERx.

14.3 Termination of this Agreement in accordance with this article will not give either party the right to any indemnity whatsoever from the other.

ARTICLE 15: FORCE MAJEURE

15.1 The term "Force Majeure" is understood to mean all acts or events that are unforeseeable and unavoidable, or simply unavoidable, such as natural disasters, fires, floods, explosions, riots, wars, emergency restrictions imposed by military or civil authorities, strikes and lock-outs, shortages, and in general, any circumstance which is beyond the control of the parties and renders impossible the execution of this Agreement.

15.2 If either party is unable to perform this Agreement by reason of force majeure, it shall notify the other party as soon as it becomes aware of the act or event resulting of a force majeure, and in any event no later than 48 hours from such act or event.

15.3 The non-performing party must employ all its efforts to overcome its default of performance and to assume its obligations under this Agreement as quick as possible. Nevertheless, neither party should employ methods it deems inappropriate in order to avoid or to end a strike.

15.4 No indemnity will be payable by one party to the other as a result of non-performance due to force majeure.

ARTICLE 16: ASSIGNMENT AND TRANSFER

This Agreement may not be assigned or transferred, in total or in part, by either party without the prior written consent of the other. It is understood that SYNTHELABO will assign its rights hereunder to one or more of its Subsidiaries that own and operate approved and certified manufacturing facilities in the TERRITORY. PPC will not unreasonably withhold its consent to such assignments to such qualified Subsidiaries. It is also understood and agreed that PPC shall have the right to assign or transfer this Agreement to any of its affiliates or in connection with any sale of all or substantially all assets of PPC related to the TIMERx Controlled Release System.

ARTICLE 17: JURISDICTION

This Agreement shall be governed by and interpreted in accordance with English Law. All disputes, controversies, or differences which may arise between the parties, out of or in relation to or in connection with this Agreement or any breach thereof shall be finally settled by arbitration held in London pursuant to the then obtaining Rules of the London Court of International Arbitration, by which each party hereto agrees to be bound. The arbitration language shall be English.

ARTICLE 18: NOTICES

18.1 Any notice to be given under this Agreement shall be in writing in English and shall be deemed duly given if signed by or on behalf of a duly authorized office of the party giving the notice and if left at or sent by registered or recorded delivery post or by telex, telegram, facsimile transmission or other means of telecommunication in permanent written form to the address of the party set out above or such other address as either party may from time to time notify to the other. Any such notice or other communication shall be deemed to be given:

o at the time when the same is handed to or left at the address of the party to be served,

o by post on the day (not being a Sunday or public holiday) five (5) days following the day of posting,

o in the case of a telegram, telex or facsimile transmission in the next following day.

18.2 Notices shall be addressed to the parties under their above-mentioned addresses.

18.3 In proving the giving of notice, it shall be sufficient to prove that the notice was left or that the envelope containing the notice was properly addressed and dispatched (as the case may be).

ARTICLE 19: NO IMPLIED WAIVER

A waiver by either party of any right under this Agreement in any one instance shall not be deemed or construed to be a waiver of such right for any similar instance in the future or of any subsequent breach hereof, nor shall it prevent a subsequent enforcement of that right.

ARTICLE 20: SEVERABILITY

If any provision(s) of this Agreement are or become invalid, or are ruled illegal or are deemed unenforceable under the current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there will be substituted or added as part of this Agreement a provision which shall be as similar as possible in objectives as intended by the parties.

ARTICLE 21: SOLE UNDERSTANDING

No representations, warranties, conditions or other statements not contained herein or in the License Agreement shall be binding on the parties hereto, and no variation of the terms hereof shall be binding on the parties, unless made in writing by the authorized representatives of the parties.

ARTICLE 22: PARTNERSHIP

Nothing in this Agreement shall constitute a partnership between the parties hereto.

ARTICLE 23: HEADINGS

The Headings of Clauses shall not affect their interpretation.

ARTICLE 24: EXECUTION IN COUNTERPARTS

This Agreement shall be executed in two (2) counterparts, both of which shall be considered one and same agreement and shall become a binding agreement when the two (2) counterparts have been signed by authorized representatives of the parties and delivered to the other party.

IN WITNESS WHEREOF, the parties have cause this Agreement to be executed by their duly authorized officers.

Made at
on
in two originals

SYNTHELABO GROUPE                                 PENWEST PHARMACEUTICALS CO.

By    /s/ Marc Guy, Jr.                           By   /s/ John V. Talley
   ---------------------------------                 ---------------------------
Title   VP Synthelabo                             Title   President
      ------------------------------                    ------------------------

                                SUPPLY AGREEMENT
                                ----------------

                           BETWEEN SYNTHELABO AND PPC

                                   APPENDIX 1
                                   ----------




                             PRODUCT SPECIFICATIONS

 (This will include the specifications of TIMERx that were sent to Synthelabo.)

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                SUPPLY AGREEMENT
                                ----------------

                           BETWEEN SYNTHELABO AND PPC



                                   APPENDIX 2
                                   ----------


                               MINIMUM ORDER SIZE:
                               -------------------

                                      [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                SUPPLY AGREEMENT

                           BETWEEN SYNTHELABO AND PPC

                                   APPENDIX 3

                          PRICES AND REVISION OF PRICES

1) Except as provided in Section 2)B) of the License Agreement, SYNTHELABO shall purchase directly from PPC all of its and its Subsidiaries' requirements of TIMERx for the Product's manufacture, use or sale in the Territory and PPC shall sell SYNTHELABO all of SYNTHELABO's and its Subsidiaries' requirements of TIMERx for the said purpose. The price to be charged by TIMERx to SYNTHELABO in fulfillment of such requirements shall be USD [**], subject to increase [**]. Any price revision in excess of the annual change in the US Pharmaceutical Producers Index, as published by the US Bureau of Labor Statistics, will not be instituted unless the parties have discussed the reasons and need for such increase and SYNTHELABO has consented thereto, which consent will not be withheld unreasonably.

     All monies due to PPC under this Agreement shall be paid in United States Dollars to PPC in Patterson, New York, USA. The exchange rate between the French franc and the US dollar is fixed by the parties at the effective date of this Agreement at [**] French francs to one (1) US dollar. If at any time during the term of this Agreement the value of the French franc depreciates or appreciates, in comparison to the exchange rate fixed above, by more than [**] and sustains that level for at least [**] days, the parties will meet to renegotiate price terms acceptable to both parties, in an attempt to agree on a price in USD whereby the parties will equally share the burdens and benefits of the portion of such fluctuation in the exchange rate in excess of [**]. If the value of the French franc depreciates or appreciates by more than [**], and sustains that level for at least [**] an adjustment will be made to the price in USD to reflect that portion of such depreciation or appreciation that is in excess of [**]. No adjustments will be made for fluctuations in the value of the French franc of [**] or less, up or down, from the exchange rate fixed at the effective date. This paragraph will be reviewed by the parties and revised to the extent necessary to reflect the adoption by the European Union (with France's participation) of the Euro currency.

2) Payment shall be made by SYNTHELABO within sixty (60) days of receipt of the goods, unless otherwise agreed between the parties by bank transfer.

                                SUPPLY AGREEMENT
                                ----------------

                           BETWEEN SYNTHELABO AND PPC



                                   APPENDIX 4
                                   ----------



                                 TECHNICAL FILE
                                 --------------


[List packaging and storage specifications and required documentation and samples to be submitted with each delivered batch.]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   APPENDIX 5



                                PPC PATENT RIGHTS

To the Agreement between SYNTHELABO and PPC of December 17, 1997.

LIST OF PATENT AND PATENT APPLICATIONS COVERING TIMERx

1) US Patent No. 4,994,276, entitled "Directly Compressible Sustained Release Excipient," issued February 19, 1991.

2) US Patent No. 5,128,143, entitled "Sustained Release Excipient and Tablet Formulation," issued July 7, 1992.

3) US Patent No. 5,135,757, entitled "Compressible Sustained Release Solid Dosage Forms," issued August 4, 1992.

4) European Patent Application, Publication No. 0360562 entitled "Directly Compressible Sustained Release Excipient," filed Sept. 19, 1989, issued July 28, 1993 as Pub. No. 0360562B1.

5)   [**]

6) US Patent Application Serial No. 08,206,416, filed March 4, 1994, issued as US Patent No. 5,399,359 on March 21, 1995, "CONTROLLED RELEASE OXYBUTYNIN FORMULATIONS."

7)   [**]

8)   Ireland, IE, Publication No. 65170.

9)   Hungary, HU, Publication No. 72981.

10)  Finland, FI, Publication No. 9505215.